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                                                                   EXHIBIT 10.7


                               FIRST AMENDMENT TO
                              WARRANT AGREEMENT OF
                         NATIONAL AIRMOTIVE CORPORATION


     FIRST AMENDMENT (the "Amendment") dated June 13, 1996 between National Airmotive Corporation, a California corporation (the "Company"), as issuer and as Warrant Agent, and Canpartners Investments IV, LLC, a California limited liability company ("Warrant Holder"), as assignee of Canpartners Investments III, L.P., a California limited partnership.

     PRELIMINARY STATEMENTS:

     (1) The Company and Canpartners Investments III, L.P., a California limited partnership ("Canyon"), entered into the Warrant Agreement dated June 1, 1995 (the "Warrant Agreement"), pursuant to which the Company issued to the Warrant Holder warrants to purchase 283,849 shares of the Common Stock, $0.01 par value (the "Common Stock"), of the Company at a price of $.35 per share, with such number of shares and the price per share subject to adjustment as set forth in the Warrant Agreement. Canyon has assigned its interest in the Warrant Agreement and the Warrant to the Warrant Holder.

     (2) Section 8 of the Warrant Agreement provides for a reduction in the number of shares of Common Stock purchasable upon exercise of the Warrants if a loan made to the Company pursuant to a separate Loan and Security Agreement dated June 1, 1995 (the "Loan Agreement") is paid in full prior to July 5, 1996.

     (3) The Loan Agreement is being amended and modified as of the date hereof and, in conjunction with such amendment and in consideration of the promises and covenants provided in such amendment, the Company and the Warrant Holder have agreed to amend the terms of the Warrant Agreement as hereinafter set forth.

     SECTION 1. GENERAL. Capitalized terms used in this Amendment without definition shall have the meanings prescribed for such terms in the Warrant Agreement.

     SECTION 2. AMENDMENT TO THE WARRANT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof and effective as of the date hereof:

            (a) The conditions of Section 8 of the Warrant Agreement shall be and hereby are deemed to have been satisfied and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be and hereby are reduced by 83,485 so that a total of 200,364 shares of Common Stock are purchasable upon exercise of the Warrants, as such number may be adjusted pursuant to the provisions of Section 6.3 of the Warrant Agreement.



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            (b)  Section 1.3 of the Warrant Agreement shall be amended to include the Chief Operating Officer and the Chief Financial Officer as officers authorized to execute a Warrant on behalf of the Company and, as amended, shall read as follows:

                 "1.3   FORM OF WARRANTS.  The text of Warrants and of the form
            of election to purchase Warrant Shares (the "Purchase Form") shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or one of its Vice Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or an Assistant Secretary.

                 A Warrant shall be dated as of the date of countersignature thereof by the Company upon initial issuance."

     SECTION 3. CONDITIONS PRECEDENT. Section 2 of this Amendment shall become effective when, and only when, the Company and the Warrant Holder shall have executed and delivered this Amendment and all of the following shall have been received by the Warrant Holder:

            (a) An executed copy of the First Amendment to the Loan Agreement, which shall be in form and substance satisfactory to the Warrant Holder, as evidenced by the Warrant Holder's execution thereof.

            (b) Payment of $1,000,000 in conjunction with the First Amendment to the Loan Agreement in partial prepayment of the promissory note.

            (c) Payment by the Company of all fees and expenses owed to the Warrant Holder pursuant to the Shareholders Agreement, the Loan Agreement or the First Amendment to the Loan Agreement.

            (d) A copy of a permit issued by the California Department of Corporations, certified by an officer of the Company, qualifying the modification of the Loan.

            (e) A new Warrant issued to the Warrant Holder for the purchase of 200,364 shares of common stock of the Company, subject to adjustment as provided in the Warrant Agreement, and the existing Warrant No. 1 is surrendered to the Company.




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     SECTION 4.  REFERENCE TO AND EFFECT ON THE WARRANT AGREEMENT.

            (a) Upon the effectiveness of Section 2 of this Amendment, on and after the date thereof, each reference in the Warrant Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Warrant Agreement shall mean and be a reference to the Warrant Agreement as amended hereby.

            (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default or any other right, power or remedy of the Warrant Holder under the Warrant Agreement nor constitute a waiver of any provision of the Warrant Agreement, except to the extent specified in Section 2 above.

     SECTION 5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws. The parties hereto agree to submit to the jurisdiction of the Courts of the State of California in any action or proceeding arising out of or relating to this Amendment or the Warrant Agreement, as amended.

     SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

     SECTION 7. CAPTIONS. The captions of the Sections of this Amendment have been inserted for convenience only and shall have no substantive effect.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day, month and year first above written.

                                         THE COMPANY:

                                         NATIONAL AIRMOTIVE CORPORATION,
                                         a California Corporation


                                         By:
                                                 -----------------------------
                                         Title:
                                                 -----------------------------


                                         THE WARRANT AGENT:

                                         NATIONAL AIRMOTIVE CORPORATION,
                                         a California Corporation


                                         By:
                                                 -----------------------------
                                         Title:
                                                 -----------------------------


                                         THE WARRANT HOLDER:

                                         CANPARTNERS INVESTMENTS IV, LLC
                                         a California limited liability company


                                         By:
                                                 -----------------------------
                                         Title:
                                                 -----------------------------

                                         Address:

                                         9665 Wilshire Boulevard, Suite 200
                                         Beverly Hills, California 90212





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